Exhibit 24.2
Area
Bancshares
Corporation



                                   Media Release
FOR IMMEDIATE RELEASE
     November 19, 1996



Contact:  Mr. John A. Ray
          Senior Vice President & Chief Financial Officer
          Area Bancshares Corporation
          (502) 688-7753



    AREA BANCSHARES CORPORATION ANNOUNCES 50% STOCK DIVIDEND
                   AND CASH DIVIDEND INCREASE



     Owensboro, Kentucky:  Area Bancshares Corporation

(NASDAQ symbol:  AREA), a $1.1 billion multi-bank holding

company, headquartered in Owensboro, Kentucky, announced

today that the board had declared a 3-for-2 stock split

effected in the form of a 50% stock dividend for

shareholders of record December 4, 1996, payable December

16, 1996.  Total shares outstanding will increase to

11,363,007 based on 7,575,338 shares outstanding on

November 18, 1996.

                          (more)





ABC Release

Page 2 of 2





     The board also declared a $.03 dividend per share

(based on the new number of shares outstanding) for

shareholders of record as of December 18, 1996, payable

January 2, 1997.  This represents a split adjusted

increase of $.005 per share or 12.5% over the previous

quarterly dividend.


















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